UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2017 (July 31, 2017)

CRAWFORD & COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-10356	58-0506554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1001 Summit Blvd., Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 300-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2017, the Board of Directors of Crawford & Company (the “Company”) unanimously elected Rahul Patel, age 44, as an independent Director of the Company. Mr. Patel is a partner with the law firm King & Spalding LLP, where he focuses on mergers, joint ventures and strategic corporate transactions as a member of the firm’s mergers and acquisitions practice. He has been a partner since January, 2005.

Mr. Patel will serve as a member of the Governance Committee. As a director, Mr. Patel is entitled to receive standard compensation applicable to non-employee directors of the Company, as has been previously disclosed. Mr. Patel’s annual director compensation for 2017, including an initial equity grant upon his appointment, will be pro-rated to reflect his partial term during the 2017 calendar year.

There are no arrangements or understandings between Mr. Patel and any other persons pursuant to which Mr. Patel was named a director of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Patel or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The Company issued a press release announcing this election on August 2, 2017. A copy of this press release is attached as Exhibit 99.1 hereto, and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits. The following exhibit is filed with this Report:

Exhibit No.	Description

99.1	Press Release dated August 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ R. Eric Powers, III
Name: R. Eric Powers, III
Title: Corporate Secretary

Date: August 2, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 2, 2017